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                                                                    EXHIBIT 10.8



[THQ LOGO]                                          27001 Agoura Road, Suite 325
                                              Calabasas Hills, California  91301
                                                            Phone (818) 871-5000
                                                             Fax: (818) 871-7400



                   AMENDED AND RESTATED 1997 STOCK OPTION PLAN

                        INCENTIVE STOCK OPTION AGREEMENT

Optionholder:
Number of Shares of Comp
Common Stock Underlying Option:             *

Purchase Price Per Share:                   *

Date of Grant:                              *
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* As set forth in the Notice of Grant of Stock Options (your "Notice") attached to this Incentive Stock Option Agreement as Exhibit A hereto and made a part hereof.

               THIS STOCK OPTION AGREEMENT (the "Agreement"), dated as of Date of Grant, is made between THQ INC., a Delaware corporation, currently having its executive office at 27001 Agoura Road, Suite 325, Calabasas Hills, California 91301 (the "Company"), and the option holder identified above ("Optionholder").

        1. Grant of Option. Pursuant to the Amended and Restated THQ Inc. 1997 Stock Option Plan, a copy of which is attached hereto as Exhibit B (the "Plan"), on the terms and subject to the conditions set forth in this Agreement, and subject to Optionholder's execution and return to the Company of a copy of this Agreement, the Company hereby grants to Optionholder the right and option to purchase from the Company all or any part of the Number of Shares of Company Common Stock Underlying Options set forth in your Notice (the "Shares") at the Purchase Price Per Share set forth in your Notice (this "Option"). [This Option is an incentive stock option, as such term is used in Section 2.1 of the Plan.]

        2. Option Subject to the Plan. Optionholder acknowledges and agrees that this Option is subject to the terms and conditions set forth in the Plan. In the event of any conflict between the Plan and this Agreement, the terms of the Plan shall take precedence.

        3. Vesting. Subject to limitations set forth in the Plan relating to the termination of Optionholder's employment by the Company, this Option shall be exercisable by Optionholder at the times and in the amounts set forth in your Notice.

        4. Term of Option. This Option shall expire and no longer be exercisable after 5:00 p.m., Los Angeles time, on the fifth anniversary of the Date of Grant.

        5. Non-Assignability of Option. This Option may not be given, granted, sold, exchanged, transferred, pledged, assigned or otherwise encumbered or disposed of by Optionholder, other than by will or

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the laws of descent and distribution; and, during the lifetime of Optionholder, this Option shall not be exercisable by any person other than Optionholder.

        6. Method of Exercise of Option. The Option may be exercised in the manner set forth in Section 2.2(c) of the Plan.

        7. Investment Representation. Optionholder represents that if at the time of any exercise of this Option, the Shares to be acquired upon such exercise are not registered under the Securities Act of 1933, as amended, such Shares will be acquired by Optionholder for investment and not for resale or with a view to the distribution thereof.

        8. Adjustments Upon Changes in Capitalization. The number of Shares issuable upon the exercise of this Option and the Purchase Price Per Share thereof shall be subject to adjustment as set forth in Section 4.7 of the Plan.

        9. Binding Effect. Except as herein otherwise expressly provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, successors and assigns.

        10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

        11. Notices. Any notice hereunder shall be delivered by hand or by registered or certified mail, return receipt requested (i) if to the Company, to its executive office, attention: Chief Financial Officer; and (ii) if to Optionholder, to the last known address of Optionholder reflected in the records of the Company.

               IN WITNESS WHEREOF, the Company and Optionholder have executed this Agreement as of the date first set forth above.



                                  THQ Inc.



                                  ----------------------------------------------
                                  By: Fred Gysi
                                  Senior VP, Finance and Administration and CFO.



                                  OPTIONEE:



                                  ----------------------------------------------




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Electronic Delivery. By initialing where indicated, Optionee agrees and consents to receiving delivery of any and all annual reports and proxy statements of the Company by electronic means. Such electronic means shall include, but not be limited to, email delivery of such documents or email notification of an Internet or intranet web link for access to such documents. Provided, however, if the Optionee requests physical delivery of such documents, such request shall be made in writing in accordance with Section 11 hereof and Company shall provide such documents within a reasonable time of such request.



Initials:  ________




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